UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2017 (June 5, 2017)

Transgenomic, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-36439	91-1789357
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8813 F Street, Omaha NE, 68127

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (402) 452-5400

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers, 2017 Stock Award and Incentive Plan.

As previously reported on June 6, 2017, at the 2017 Special Meeting of Stockholders of Transgenomic, Inc. (the “Company”) held on June 5, 2017, the Company’s stockholders approved the Transgenomic, Inc. 2017 Stock Option and Incentive Plan (the “Plan”). A description of the material terms of the Plan is set forth on pages 100 through 106 of the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on May 12, 2017 and is incorporated herein by reference. The description of the Plan and of the awards agreements thereunder is qualified in its entirety by reference to the Plan, the Form of Non-Qualified Stock Option Agreement for Non-Employee Directors, the Form of Non-Qualified Stock Option Agreement for Company Employees and the Form of Incentive Stock Option Agreement, which are attached hereto as Exhibits 10.1 through 10.4 respectively, and which are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transgenomic, Inc.

Date: June 28, 2017	By:	/s/ Paul Kinnon
Paul Kinnon
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Transgenomic, Inc. 2017 Stock Option and Incentive Plan
10.2	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors
10.3	Form of Non-Qualified Stock Option Agreement for Company Employees
10.4	Form of Incentive Stock Option Agreement